UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 23, 2023

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road,	Andover,	Massachusetts	01810
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim President and Chief Executive Officer; Resignation of President and Chief Executive Officer

The Board of Directors (the “Board”) of Mercury Systems, Inc. (the “Company”) has appointed William L. Ballhaus as the Company’s interim President and Chief Executive Officer effective as of June 24, 2023. On June 19, 2023, Mark Aslett, the Company’s President and Chief Executive Officer, delivered a letter to the Board resigning from his positions of President and Chief Executive Officer and the Board has accepted Mr. Aslett’s resignation effective as of June 24, 2023. Mr. Aslett has been removed without cause from his position as a member of the Board effective as of June 24, 2023. The Company has initiated a search for a permanent President and Chief Executive Officer with the assistance of a leading executive search firm.

Mr. Ballhaus, age 55, joined the Board as a non-employee director in 2022 in connection with the cooperation agreements with JANA Partners LLC and Starboard Value LP. Mr. Ballhaus has significant experience in the aerospace, defense, and technology industries, including multiple CEO roles. He currently serves as Chairman of MilestoneRoad Partners, a business consulting firm he founded in 2021. He previously served as Chairman and CEO of Blackboard, Inc., a leading EdTech company, from 2016 until its merger with Anthology in 2021. Prior to that, he served as CEO and President of SRA International, Inc., a provider of information technology services, from 2011 until the creation of CSRA Inc. from SRA International Inc.’s and CSC’s U.S. public sector business. Before that, Mr. Ballhaus served as CEO and President of government contractor DynCorp International from 2008 to 2010. Mr. Ballhaus has also held senior leadership positions at BAE Systems, Boeing, and Hughes, where he led global government and commercial technology businesses particularly focused on software and IT.

Mr. Ballhaus currently serves on several private company boards, including as Executive Chairman at Catalis, a provider of software and payments solutions for government customers, Executive Chairman at Elite, a vertical software business focused on the legal technology market, and on the Board of Directors of Qmulos, a leading cybersecurity and IT compliance company. He is also a senior advisor at PSG, a private equity firm focused on the software industry, and a Fellow of the American Institute of Aeronautics and Astronautics.

Mr. Ballhaus holds a Bachelor’s degree in Mechanical Engineering from the University of California, Davis and Master’s and Doctorate degrees in Aeronautics and Astronautics from Stanford University. He also earned a Master’s degree in Business Administration from the Anderson Graduate School of Management at UCLA.

In his resignation letter, Mr. Aslett cited his belief that he has experienced a good reason termination event during a potential change in control period pursuant to his change in control severance agreement (“CIC Agreement”) and that he is entitled to certain equity vesting, severance, and other benefits based on his CIC Agreement. The Board disputes that Mr. Aslett has experienced a good reason termination event and believes that Mr. Aslett has resigned without good reason.

The Company’s Human Capital and Compensation Committee has engaged its independent compensation consultant to assist the Committee in preparing compensation arrangements for Mr. Ballhaus in his role as interim President and CEO. The Company will file an amendment to this Current Report on Form 8-K with a summary of such compensation once it has been approved by the independent directors.

There are no family relationships between Mr. Ballhaus and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Board of Directors Appointment

The Board of Directors has appointed Gerard J. DeMuro, Co-CEO of Eve Air Mobility, as an independent director in Class II of the Board, effective June 24, 2023, for a term expiring at the 2023 annual meeting of shareholders (the “2023 Annual Meeting”). The Board has determined that Mr. DeMuro is independent under the listing standards of The Nasdaq Stock Market. With the addition of Mr. DeMuro, and the departure of Mr. Aslett, three of the nine members of the Board have been added in the last year.

Mr. DeMuro was granted a restricted stock award upon election pursuant to the Company’s Compensation Policy for Non-Employee Directors. Pursuant to the policy, new non-employee directors are granted equity awards in connection with their first election to the Board. This award consists of shares of restricted stock with a value equal to $225,000 divided by the average closing price of the Company’s common stock during the 30 calendar days prior to the date of grant. This award vests as to 50% of the covered shares on each of the first two anniversaries of the date of grant. Non-employee directors also receive a cash retainer of $65,000 per year, paid quarterly in arrears.

Mr. DeMuro does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Board Chair Retiring and Not Standing for Re-election

On June 23, 2023, William K. O’Brien, the Chairman of the Board, who had previously informed the Board of his interest in retiring at the end of his term, provided formal notice that he intends to retire and will not stand for re-election at the Company’s 2023 Annual Meeting of Shareholders.

Item 7.01 Regulation FD Disclosure.

As previously announced, beginning in January 2023, the Board engaged in a proactive and rigorous process to evaluate strategic alternatives, focused on a potential sale of the Company. As part of the review, the Board authorized its financial advisors, Citi and Goldman Sachs & Co. LLC, to contact and hold discussions with more than 40 potential bidders, including a wide range of strategic parties and financial sponsors. The Board executed confidentiality agreements with 20 parties. The two proposals ultimately received did not yield options for a sale that would reflect the intrinsic value of the Company. Accordingly, in a press release dated June 23, 2023, the Company announced, among other things, that the independent members of the Board unanimously determined to conclude the sale process and instead focus on all potential opportunities to create value, including through the enhanced execution of the Company’s strategic plan under refreshed leadership. The press release is furnished as exhibit 99.1 hereto.

The information provided in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
99.1 Press Release, dated June 23, 2023, of Mercury Systems, Inc.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Safe Harbor Statement

This Current Report on Form 8-K contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company’s focus on enhanced execution of the strategic plan under a refreshed Board and leadership team. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the

Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to performance quality issues or manufacturing execution issues, the impact of the COVID-19 pandemic and supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, which difficulties may be impacted by the termination of the Company’s announced strategic review initiative, unanticipated challenges with the transition of the Company’s Chief Executive Officer and Chief Financial Officer roles, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 1, 2022 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 23, 2023	MERCURY SYSTEMS, INC.

	By:	/s/ Christopher C. Cambria
Christopher C. Cambria
Executive Vice President, General Counsel, and Secretary

4